UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 18, 2025

 TEAM, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 331-6154
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.30 par value	TISI	New York Stock Exchange

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

Team, Inc. (the “Company”) held its 2025 Annual Meeting of Shareholders on June 18, 2025 (the “Annual Meeting”). At the Annual Meeting, as described below under Item 5.07, the Company’s shareholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”). The Charter Amendment has been filed with the Secretary of State of the State of Delaware and became effective upon filing on June 18, 2025. The Charter Amendment deleted language previously in Article VII, Section 5 of the Company’s Amended and Restated Certificate of Incorporation that specified when cause is deemed to exist in connection with the removal of directors. Such deleted language stated that “cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director’s duty to the [Company] and such adjudication is no longer subject to direct appeal.”

The foregoing description of the Charter Amendment is a summary and is qualified in its entirety by the terms of the Charter Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above under Item 3.03 is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s shareholders considered four proposals at the Annual Meeting, each of which is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 29, 2025. At the Annual Meeting, the nominees for election as directors set forth in Proposal One were each re-elected and Proposals Two through Four were each approved. The matters voted upon at the Annual Meeting and the results of the votes were as follows:

Proposal One: Election of Directors

The Company’s shareholders elected two Class III directors to the Board of Directors of the Company (the “Board”) to each serve for a three-year term expiring at the 2028 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Nominee	Votes For	Withheld	Broker Non-Vote
J. Michael Anderson	2,211,421	57,204	923,321
Jeffery G. Davis	2,211,960	56,665	923,321

Proposal Two: Advisory Vote on Named Executive Officer Compensation

The Company’s shareholders approved, on an advisory basis, named executive officer compensation for fiscal year 2025.

Votes For	Votes Against	Abstentions	Broker Non-Vote
2,253,425	14,007	1,193	923,321

Proposal Three: Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year ending December 31, 2025

The Company’s shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,180,197	10,434	1,315	0

Proposal Four: Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation relating to removal of directors for cause

The Company’s shareholders approved the Charter Amendment.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,246,502	21,462	661	923,321

Exhibit number	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Team, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ James C. Webster
James C. Webster
Executive Vice President, Chief Legal Officer and Secretary
Dated: June 20, 2025